Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

First QUARTER 2024 RESULTS

TALLAHASSEE, FL – May 1, 2024 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the quarter ended March 31, 2024. The Company reported net earnings of $1,931,000, or $0.59 per basic and diluted share, for the quarter ended March 31, 2024, compared to $2,501,000, or $0.79 per basic and $0.78 per diluted share, for the quarter ended March 31, 2023.

“Our team has worked hard to stabilize the size of our balance sheet, while keeping our net interest margin at a level consistent with our peers,” said
Sammie D. Dixon, Jr., Vice Chairman, President, and CEO of Prime Meridian.

“We completed technology upgrades during the fourth quarter of last year which will produce operational efficiencies we are just now starting to leverage,” he continued.  Dixon said, "Despite today’s uncertain economic outlook, the message to our team is to stick to the mission of building client relationships and shareholder value.  Record turnouts at our recent client appreciation events are a testament to this strategy.”

“We are operating in one of the most attractive pro-business regions in the country and we think the future holds great opportunity,” he concluded.

First Quarter Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
Net earnings	$1,931	$1,830	$2,120	$2,257	$2,501
Book value per share	$24.71	$24.53	$22.91	$23.25	$22.81
Earnings per share - Basic	$0.59	$0.56	$0.66	$0.71	$0.79
Earnings per share - Diluted	$0.59	$0.55	$0.66	$0.70	$0.78
Weighted-average basic shares outstanding	3,275,401	3,259,247	3,214,323	3,189,353	3,175,807
Weighted-average diluted shares outstanding	3,298,555	3,299,212	3,235,920	3,201,531	3,210,012
Return on average assets(1)	0.91%	0.87%	1.03%	1.10%	1.23%
Return on average equity(1)	9.61	9.85	11.31	12.31	14.20
Average yield on earning assets(1)	5.44	5.40	5.21	4.98	4.78
Net interest margin(1)	3.51	3.61	3.68	3.78	3.92
Efficiency ratio(2)	63.81	59.99	61.45	57.84	55.72
Nonperforming assets/total assets(3)	0.40	0.40	0.19	0.17	0.17

(1) Quarterly ratios have been annualized on a 30/360 basis.

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include loans greater than 90 days past due and nonaccrual loans.

•	Net earnings increased $101,000, or 5.5%, from the linked quarter and are down $570,000, or 22.8%, from the same period a year ago.
•	Book value per share increased $1.90, or 8.3% since 1Q'23 to $24.71.
•	For 1Q'24, the return on average assets was 0.91% and the return on average equity was 9.61%, compared to 0.87% and 9.85%, respectively, in 4Q'23 and 1.23% and 14.20%, respectively, in 1Q'23.
•	Pre-tax pre-provision return on assets was 1.29% and pre-tax pre-provision return on equity was 13.66% for 1Q'24, compared to 1.47% and 16.68%, respectively, in 4Q'23 and 1.75% and 20.10%, respectively, in 1Q'23. This is considered a non-GAAP financial measure and additional information, including a reconciliation, can be found on page 10.
•	Gross loan balances increased $20.9 million, or 3.2%, since December 31, 2023 with most growth occurring in residential and home equity and construction real estate loans.
•	Total deposits increased 0.4%, or $3.0 million, from December 31, 2023 to $751.7 million in 1Q'24. Growth occurred in noninterest bearing and time deposit accounts, partially offset by decreases in savings, NOW, and money market accounts.
•	At March 31, 2024, available secured and unsecured borrowing capacity was $170.9 million through various sources including the Federal Home Loan Bank of Atlanta (FHLB) and lines of credit with several banks. When combined with maximum available brokered and wholesale funding capacity of $215.7 million, off-balance sheet funding sources total $386.6 million.
•	At March 31, 2024, on-balance sheet liquidity was $134.9 million, consisting of cash and cash equivalents and unpledged debt securities at fair value. Total on-balance sheet and off-balance sheet liquidity sources total $521.5 million, representing 69.4% of total deposits.
•	The Bank remains well capitalized with a Tier 1 Leverage ratio of 10.35% and a Total Risk Based Capital Ratio of 14.02% at March 31, 2024.
•	At March 31, 2024, if all held-to-maturity securities are adjusted to fair value, the tangible common equity ratio decreases from 9.44% to 9.32%. This is considered a non-GAAP financial measure and additional information, including a reconciliation, can be found on page 11.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 1Q'24 vs.
	1Q'24	4Q'23	1Q'23	4Q'23	1Q'23
Net interest income	$7,133	$7,253	$7,555	(1.7)%	(5.6)%
Credit loss expense	211	707	243	(70.2)	(13.2)
Noninterest income	453	492	441	(7.9)	2.7
Noninterest expense	4,841	4,646	4,455	4.2	8.7
Income taxes	603	562	797	7.3	(24.3)
Net earnings	$1,931	$1,830	$2,501	5.5%	(22.8)%

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 1Q'24 vs.
	1Q'24	4Q'23	1Q'23	4Q'23	1Q'23
Interest income:
Loans	$9,962	$9,658	$8,044	3.1%	23.8%
Debt securities	896	921	933	(2.7)	(4.0)
Other	207	287	222	(27.9)	(6.8)
Total interest income	11,065	10,866	9,199	1.8%	20.3%
Interest expense:
Deposits	3,677	3,351	1,533	9.7%	139.9%
FHLB advances and other borrowings	255	262	111	(2.7)	129.7
Total interest expense	3,932	3,613	1,644	8.8	139.2
Net interest income	$7,133	$7,253	$7,555	(1.7)%	(5.6)%

Both volume and rate increases on interest-earning assets have helped boost interest income in 1Q'24; however, a higher cost of funds and lower net interest rate spread continue to hamper growth in net interest income. The Company reported net interest income of $7.1 million for 1Q'24, a decrease of $120,000, or 1.7%, from the linked quarter and a decrease of $422,000, or 5.6% from 1Q'23. Average earning assets were up $8.5 million, or 1.1%, over the linked quarter and $43.1 million, or 5.6%, over 1Q'23 while the yield on average earning assets was 5.44% (1Q'24), compared to 5.40% (4Q'23) and 4.78% (1Q'23). The average cost of interest-bearing liabilities has risen from 1.24% in 1Q'23 to 2.75% in 1Q'24, reflecting the rising rate environment and a change in funding mix.  The Company's net interest margin ("NIM") for the first quarter of 2024 was 3.51%, compared to 3.61% (4Q'23) and 3.92% (1Q'23).

Provision for Credit Losses

Credit loss expense was $211,000 for 1Q'24, compared to $707,000 (4Q'23) and $243,000 (1Q'23) and primarily reflects $20.7 million, or 3.2%, net loan growth over the linked quarter.  The higher level of credit loss expense in 4Q'23 primarily reflects specific reserves required by several new individually evaluated loans, followed by loan growth of $17.9 million during 4Q'23 and environmental factors attributed to a greater number of past due loans in the residential mortgage sector during the fourth quarter.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 1Q'24 vs.
	1Q'24	4Q'23	1Q'23	4Q'23	1Q'23
Service charges and fees on deposit accounts	$69	$96	$85	(28.1)%	(18.8)%
Debit card/ATM revenue, net	158	136	151	16.2	4.6
Mortgage banking revenue, net	71	102	54	(30.4)	31.5
Income from bank-owned life insurance	100	99	94	1.0	6.4
Other income	55	59	57	(6.8)	(3.5)
Total noninterest income	$453	$492	$441	(7.9)%	2.7%

Compared to the linked quarter, the 7.9% decrease in noninterest income is mostly attributed to decreases in mortgage banking revenue and service charges and fees on deposit accounts (namely non-sufficient funds "NSF" fees), partially offset by the 16.2%, or $22,000, increase in debit card/ATM revenue.  Compared to the same period a year ago, a $17,000, or 31.5% increase, in mortgage banking revenue was mostly offset by a $16,000, or 18.8%, decrease in services charges and fees on deposit accounts again mostly due to lower NSF fees.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 1Q'24 vs.
	1Q'24	4Q'23	1Q'23	4Q'23	1Q'23
Salaries and employee benefits	$2,865	$2,813	$2,752	1.8%	4.1%
Occupancy and equipment	405	412	409	(1.7)	(1.0)
Professional fees	154	143	135	7.7	14.1
Marketing	274	215	223	27.4	22.9
FDIC assessment	108	85	84	27.1	28.6
Software maintenance, amortization and other	404	302	277	33.8	45.8
Other	631	676	575	(6.7)	9.7
Total noninterest expense	$4,841	$4,646	$4,455	4.2%	8.7%

Operating expenses were up 4.2% over the linked quarter due mostly to increased expense for software maintenance, amortization and other (mostly due to a core conversion completed in 4Q'23), followed by higher marketing and salaries and employee benefits expense.  Operating expenses are up 8.7% over the same period a year ago mostly attributed to higher expense for software maintenance, amortization and other and salaries and employee benefits, followed by increases in marketing, FDIC deposit insurance, and  other noninterest expense (mostly travel).  FTEs have increased from 109 at March 31, 2023 to 114 at March 31, 2024.

Financial Condition

At March 31, 2024, the Company reported $862.7 million in total assets, $751.7 million in deposits, and $666.8 million in net portfolio loans. This compares to $854.5 million in total assets, $748.7 million in deposits, and $646.1 million in net portfolio loans at December 31, 2023.

The majority of the Company's debt securities are categorized as available-for-sale ("AFS") and carried on the balance sheet at a fair value of $117.4 million at March 31, 2024.  The portfolio also includes $11.9 million in debt securities classified as held-to-maturity ("HTM") with a fair value of $10.3 million. HTM securities consist of U.S. agency mortgage-backed securities and municipal securities, each of which is expected to recoup any unrealized losses over its holding period as the debt securities move to maturity. Management believes that the Company has ample liquidity and available borrowing capacity to support holding these securities until maturity.

Gross loans increased $20.9 million, or 3.2%, since December 31, 2023 with residential real estate and construction loans reporting the largest dollar volume increases. At March 31, 2024, the allowance for credit losses of $5.8 million, represented 0.86% of gross loans compared to $5.6 million, or 0.86% of gross loans, at December 31, 2023.

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	March 31, 2024		December 31, 2023
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$226,634	33.7%	$223,795	34.3%
Residential real estate and home equity	264,638	39.3	254,574	39.1
Construction	87,593	13.0	81,640	12.5
Commercial	88,426	13.2	85,983	13.2
Consumer	5,545	0.8	5,936	0.9
Total loans	672,836	100.0%	651,928	100.0%

Net deferred loan fees	(214)		(192)
Allowance for credit losses	(5,796)		(5,609)
Loans, net	$666,826		646,127

Deposit balances increased $3.0 million, or 0.40%, since December 31, 2023.  Noninterest bearing demand deposits and time deposits increased $11.7 million and $5.6 million, respectively, since December 31, 2023, partially offset by a $14.2 million decrease in savings, NOW and money market deposits.

Total stockholders’ equity was $81.4 million, or 9.44% of total assets, at March 31, 2024, compared to $80.0 million at December 31, 2023 or 9.36% of total assets.  Retained earnings and the exercise of employee and director stock options during the first quarter were the primary contributors to higher equity and offset common stock dividends of $818,000 ($0.25 per common share) paid during 1Q'24.  At March 31, 2024, book value per share was $24.71 with 3,295,265 common shares outstanding.

As of March 31, 2024, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 10.35%, a 13.16% Common Equity Tier 1 Capital Ratio, a 13.16% Tier 1 Risk-Based Capital Ratio, and a 14.02% Total Risk-Based Capital Ratio.  The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank. The Line of Credit matures in August 2025 and had a zero outstanding balance at March 31, 2024. As of March 31, 2024, the Company reported $20 million in FHLB advances with a weighted average interest rate of 4.7%. Borrowed funds represented 2.6% of total liabilities at March 31, 2024 and interest expense totaled $255,000 for FHLB advances and other borrowings in 1Q'24.

Asset Quality

At March 31, 2024, the Bank had eleven nonperforming loans totaling $3.4 million. The balance of nonperforming loans was divided among residential and home equity loans (59.5%), commercial loans (22.2%), construction loans (16.7%) and commercial real estate loans (1.6%).  Charge-offs during 1Q'24 totaled $27,000 and recoveries totaled $3,000.  The ratio of nonperforming assets as a percentage of total assets was 0.40%. Management believes that the allowance for credit losses which was $5.8 million, or 0.86% of gross loans, at March 31, 2024 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of March 31, 2024, the Bank had 114 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision ("PTPP") net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
Interest income:
Loans	$9,962	$9,658	$9,019	$8,570	$8,044
Debt securities	896	921	919	925	933
Other	207	287	244	184	222
Total interest income	11,065	10,866	10,182	9,679	9,199
Interest expense:
Deposits	3,677	3,351	2,691	1,917	1,533
FHLB advances and other borrowings	255	262	304	409	111
Total interest expense	3,932	3,613	2,995	2,326	1,644
Net interest income	7,133	7,253	7,187	7,353	7,555
Credit loss expense	211	707	175	325	243
Net interest income after credit loss expense	6,922	6,546	7,012	7,028	7,312

Noninterest income:
Service charges and fees on deposit accounts	69	96	92	84	85
Debit card/ATM revenue, net	158	136	137	149	151
Mortgage banking revenue, net	71	102	121	75	54
Income from bank-owned life insurance	100	99	100	96	94
Other income	55	59	49	59	57
Total noninterest income	453	492	499	463	441

Noninterest expense:
Salaries and employee benefits	2,865	2,813	2,864	2,743	2,752
Occupancy and equipment	405	412	427	399	409
Professional fees	154	143	149	132	135
Marketing	274	215	215	250	223
FDIC assessment	108	85	104	87	84
Software maintenance, amortization and other	404	302	341	294	277
Other	631	676	623	616	575
Total noninterest expense	4,841	4,646	4,723	4,521	4,455
Earnings before income taxes	2,534	2,392	2,788	2,970	3,298
Income taxes	603	562	668	713	797
Net earnings	$1,931	$1,830	$2,120	$2,257	$2,501

Basic earnings per common share	$0.59	$0.56	$0.66	$0.71	$0.79

Diluted earnings per common share	0.59	0.55	0.66	0.70	0.78

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended March 31
	2024	2023
	Unaudited	Audited
Interest income:
Loans	$9,962	$8,044
Debt securities	896	933
Other	207	222
Total interest income	11,065	9,199
Interest expense:
Deposits	3,677	1,533
FHLB advances and other borrowings	255	111
Total interest expense	3,932	1,644
Net interest income	7,133	7,555
Credit loss expense	211	243
Net interest income after credit loss expense	6,922	7,312
Noninterest income:
Service charges and fees on deposit accounts	69	85
Debit card/ATM revenue, net	158	151
Mortgage banking revenue, net	71	54
Income from bank-owned life insurance	100	94
Other income	55	57
Total noninterest income	453	441
Noninterest expense:
Salaries and employee benefits	2,865	2,752
Occupancy and equipment	405	409
Professional fees	154	135
Marketing	274	223
FDIC assessment	108	84
Software maintenance, amortization and other	404	277
Other	631	575
Total noninterest expense	4,841	4,455
Earnings before income taxes	2,534	3,298
Income taxes	603	797
Net earnings	$1,931	$2,501

Earnings per common share:
Basic	$0.59	$0.79
Diluted	0.59	0.78
Cash dividends per common share(1)	0.25	0.22

(1) Annual cash dividends were paid during the first quarters of 2024 and 2023.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash & cash equivalents	$23,474	$28,416	$22,404	$21,799	$22,714
Debt securities available for sale	117,413	124,475	123,838	126,792	129,748
Debt securities held to maturity	11,861	11,850	11,838	11,827	11,816
Loans, held for sale	3,583	5,288	5,182	6,614	8,105
Loans, net	666,826	646,127	628,974	614,744	606,128
Federal Home Loan Bank stock	1,548	1,283	1,758	1,895	1,045
Premises & equipment, net	7,406	7,476	7,613	7,746	7,893
Right of use lease asset	2,767	2,823	2,879	2,934	2,989
Accrued interest receivable	3,465	3,114	2,671	2,713	2,623
Bank-owned life insurance	17,021	16,921	16,822	16,722	16,626
Other real estate owned	-	-	117	-	-
Other assets	7,296	6,755	7,889	7,253	6,570
Total Assets	$862,660	$854,528	$831,985	$821,039	$816,257

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$201,083	$189,426	$193,439	$189,362	$199,492
Savings, NOW and money-market deposits	462,601	476,826	451,492	450,820	466,202
Time deposits	88,029	82,436	77,876	62,646	51,542
Total Deposits	751,713	748,688	722,807	702,828	717,236
Other borrowings	-	-	-	-	1,725
FHLB Advances	20,000	15,000	25,000	35,000	15,000
Official checks	831	2,377	717	1,114	1,671
Operating lease liability	2,963	3,013	3,062	3,111	3,159
Other liabilities	5,714	5,474	5,612	4,816	4,790
Total Liabilities	781,221	774,552	757,198	746,869	743,581
Total Stockholders' Equity	81,439	79,976	74,787	74,170	72,676
Total Liabilities and Stockholders' Equity	$862,660	$854,528	$831,985	$821,039	$816,257

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets (Unaudited)
(in thousands)
	1Q'24			4Q'23			1Q'23
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$660,024	$9,891	5.99%	$643,222	$9,577	5.96%	$602,022	$7,958	5.29%
Loans held for sale	4,878	71	5.82	5,730	81	5.65	7,345	86	4.68
Debt securities	133,588	896	2.68	134,694	921	2.74	141,268	933	2.64
Other(2)	14,538	207	5.70	20,901	287	5.49	19,335	222	4.59
Total interest-earning assets	813,028	$11,065	5.44%	804,547	$10,866	5.40%	769,970	$9,199	4.78%
Noninterest-earning assets	39,534			40,288			40,538
Total assets	$852,562			$844,835			$810,508

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$464,991	$2,828	2.43%	$459,949	$2,620	2.28%	$482,788	$1,387	1.15%
Time deposits	84,832	849	4.00	79,937	731	3.66	42,099	146	1.39
Total interest-bearing deposits	549,823	3,677	2.68	539,886	3,351	2.48	524,887	1,533	1.17
FHLB advances and other borrowings	21,131	255	4.83	21,361	262	4.91	7,301	111	6.08
Total interest-bearing liabilities	570,954	$3,932	2.75%	561,247	$3,613	2.57%	532,188	$1,644	1.24%
Noninterest-bearing deposits	191,302			198,669			198,790
Noninterest-bearing liabilities	9,948			10,601			9,074
Stockholders' equity	80,358			74,318			70,456
Total liabilities and stockholders' equity	$852,562			$844,835			$810,508

Net earning assets	$242,074			$243,300			$237,782
Net interest income		$7,133			$7,253			$7,555
Interest rate spread(3)			2.69%			2.83%			3.54%
Net interest margin(4)			3.51%			3.61%			3.92%

(1) Includes nonaccrual loans

(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3) Interest rate spread is the difference between total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4) Net interest margin is net interest income divided by total average interest-earning assets, annualized on a 30/360 basis.

(5) Annualized on a 30/360 basis

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
Per Share Data:
Earnings per common share - Basic	$0.59	$0.56	$0.66	$0.71	$0.79
Earnings per common share - Diluted	$0.59	$0.55	$0.66	$0.70	$0.78
Book value per common share	$24.71	$24.53	$22.91	$23.25	$22.81
Common shares outstanding	3,295,265	3,259,881	3,263,733	3,190,052	3,185,765
Weighted-average basic common shares outstanding	3,275,401	3,259,247	3,214,323	3,189,353	3,175,807
Weighted-average diluted common shares outstanding	3,298,555	3,299,212	3,235,920	3,201,531	3,210,012

Selected Performance Ratios and Other Data:
Return on average assets(1)	0.91%	0.87%	1.03%	1.10%	1.23%
Return on average equity(1)	9.61	9.85	11.31	12.31	14.20
Average yield on earning assets	5.44	5.40	5.21	4.98	4.78
Net interest margin(2)	3.51	3.61	3.68	3.78	3.92
Efficiency ratio(3)	63.81	59.99	61.45	57.84	55.72
Noninterest expense/average assets(1)	2.27	2.20	2.29	2.21	2.20

Asset Quality Data:
Nonaccrual loans	$3,446	$2,335	$1,112	$1,391	$1,348
Loans 90 days past due and still accruing	-	1,110	367	-	-
Other real estate owned	-	-	117	-	-
Total nonperforming assets	3,446	3,445	1,596	1,391	1,348
Nonperforming assets/total assets	0.40%	0.40%	0.19%	0.17%	0.17%
Loans 30-89 days past due	$4,447	$5,353	$1,060	$826	$2,414
Total loans	672,836	651,928	633,982	619,465	610,792
Loans 30-89 days past due/total loans	0.66%	0.82%	0.17%	0.13%	0.40%
Net charge-offs/average loans (1)	-	-	0.03	0.23	-

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	10.44%	10.29%	10.34%	10.14%	9.93%
Common Equity Tier 1 Capital Ratio (Company)	13.28	13.37	13.42	13.22	12.82
Tier 1 Risk-Based Capital Ratio (Company)	13.28	13.37	13.42	13.22	12.82
Total Risk-Based Capital Ratio (Company)	14.13	14.22	14.19	13.97	13.58
Tangible Common Equity Ratio(4) (Company)	9.44	9.36	8.99	9.03	8.90

Tier 1 Leverage Capital Ratio (Bank)	10.35	10.15	10.18	9.98	10.13
Common Equity Tier 1 Capital Ratio (Bank)	13.16	13.18	13.23	13.00	13.07
Tier 1 Risk-Based Capital Ratio (Bank)	13.16	13.18	13.23	13.00	13.07
Total Risk-Based Capital Ratio (Bank)	14.02	14.03	13.99	13.76	13.83
Tangible Common Equity Ratio(4) (Bank)	9.38	9.22	8.84	8.87	9.10

(1) Annualized on a 30/360 basis
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.
(4) Tangible Common Equity Ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, please refer to page 13.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation (Unaudited)
(dollars in thousands except per share amounts)

	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
Net Income
Net earnings (GAAP)	$1,931	$1,830	$2,120	$2,257	$2,501
Plus: credit loss expense	211	707	175	325	243
Plus: income taxes	603	562	668	713	797
PTPP(1) net earnings (non-GAAP)	$2,745	$3,099	$2,963	$3,295	$3,541

Earnings per Share (EPS)
Weighted average common shares, diluted	3,298,555	3,299,212	3,235,920	3,201,531	3,210,012
EPS, diluted (GAAP)	$0.59	$0.55	$0.66	$0.70	$0.78
PTPP(1) EPS, diluted (non-GAAP)	$0.83	$0.94	$0.92	$1.03	$1.10

Return on Average Assets (ROAA)(2)
Average assets	$852,562	$844,835	$823,341	$817,669	$810,508
ROAA (GAAP)	0.91%	0.87%	1.03%	1.10%	1.23%
PTPP(1) ROAA (non-GAAP)	1.29%	1.47%	1.44%	1.61%	1.75%

Return on Average Equity (ROAE)(2)
Average equity	$80,358	$74,318	$74,962	$73,347	$70,456
ROAE (GAAP)	9.61%	9.85%	11.31%	12.31%	14.20%
PTPP(1) ROAE (non-GAAP)	13.66%	16.68%	15.81%	17.97%	20.10%

(1)Pre-tax, pre-provision

(2) Annualized on a 30/360 basis

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
Tangible Common Equity Ratio (Company)
Stockholders' Equity (GAAP)	$81,439	$79,976	$74,787	$74,170	$72,676
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$81,439	$79,976	$74,787	$74,170	$72,676

Total Assets (GAAP)	$862,660	$854,528	$831,985	$821,039	$816,257
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$862,660	$854,528	$831,985	$821,039	$816,257
Tangible Common Equity Ratio (non-GAAP)	9.44%	9.36%	8.99%	9.03%	8.90%

Tax-effected adjustment of net losses in HTM securities portfolio (non-GAAP)	$1,144	$1,114	$1,624	$1,063	$1,118
Tangible Assets adjusted for HTM securities at fair value (non-GAAP)	861,516	853,414	830,361	819,976	815,139
Tangible Equity adjusted for HTM securities at fair value (non-GAAP)	80,295	78,862	73,163	73,107	71,558
Tangible Common Equity Ratio Adjusted (non-GAAP)	9.32%	9.24%	8.81%	8.92%	8.78%

Tangible Common Equity Ratio (Bank)
Stockholders' Equity (GAAP)	$80,641	$78,763	$73,514	$72,816	$74,287
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$80,641	$78,763	$73,514	$72,816	$74,287

Total Assets (GAAP)	$862,598	$854,494	$831,830	$820,921	$816,173
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$862,598	$854,494	$831,830	$820,921	$816,173
Tangible Common Equity Ratio (non-GAAP)	9.35%	9.22%	8.84%	8.87%	9.10%

Prime Meridian Holding Company and Subsidiary

Non-GAAP Measures and Ratio Reconciliation

Annual Pre-Tax Pre-Provision Calculation Unaudited)

(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2023	2022	2021	2020	2019
Net Income
Net earnings (GAAP)	$8,708	$9,681	$8,347	$4,458	$3,542
Plus: credit loss expense	1,450	890	(104)	2,850	1,131
Plus: income taxes	2,740	3,056	2,517	1,295	1,092
PTPP(1) net earnings (non-GAAP)	$12,898	$13,627	$10,760	$8,603	$5,765

Earnings per Share (EPS)
Weighted average common shares, diluted	3,251,080	3,193,774	3,142,482	3,134,124	3,159,635
EPS, diluted (GAAP)	$2.68	$3.03	$2.66	$1.42	$1.12
PTPP(1) EPS, diluted (non-GAAP)	$3.97	$4.27	$3.42	$2.74	$1.82

Return on Average Assets (ROAA)
Average assets	$815,813	$852,272	$751,576	$595,363	$456,797
ROAA (GAAP)	1.07%	1.14%	1.11%	0.75%	0.78%
PTPP(1) ROAA (non-GAAP)	1.58%	1.60%	1.43%	1.45%	1.26%

Return on Average Equity (ROAE)
Average equity	$73,094	$65,549	$65,179	$57,386	$53,172
ROAE (GAAP)	11.91%	14.77%	12.81%	7.77%	6.66%
PTPP(1) ROAE (non-GAAP)	17.65%	20.79%	16.51%	14.99%	10.84%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$646,127	$588,715	$490,198	$476,661	$337,710
Less PPP loans	(36)	(191)	(15,172)	(66,774)	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$646,091	$588,524	$475,026	$409,887	$337,710

Average loans, excluding loans held for sale	$613,059	$537,304	$480,606	$429,802	$309,350
Less average PPP loans	(108)	(3,061)	(50,315)	(55,529)	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$612,951	$534,243	$430,291	$374,273	$309,350

Interest on loans, excluding loans held for sale	$34,938	$25,803	$22,598	$19,553	$15,884
Less interest income and earned fee income on PPP loans	(2)	(776)	(3,358)	(1,725)	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$34,936	$25,027	$19,240	$17,828	$15,884

Average loan yield, excluding loans held for sale (GAAP)	5.70%	4.80%	4.70%	4.55%	5.13%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	5.70%	4.68%	4.47%	4.76%	5.13%

(1) Pre-tax, pre-provision

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com